RenaissanceRe Reports Net Income of $201.4 Million for the First Quarter of 2012 or $3.88 Per Diluted Common Share; Quarterly Operating Income of $155.5 Million or $2.98 Per Diluted Common Share
Pembroke, Bermuda, May 2, 2012 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported net income available to RenaissanceRe common shareholders of $201.4 million or $3.88 per diluted common share in the first quarter of 2012, compared to a net loss attributable to RenaissanceRe common shareholders of $248.0 million or $4.69 per diluted common share in the first quarter of 2011. Operating income available to RenaissanceRe common shareholders was $155.5 million or $2.98 per diluted common share for the first quarter of 2012, compared to an operating loss attributable to RenaissanceRe common shareholders of $242.9 million or $4.59 per diluted common share in the first quarter of 2011. The Company reported an annualized return on average common equity of 25.6% and an annualized operating return on average common equity of 19.7% in the first quarter of 2012, compared to negative 31.3% and negative 30.7%, respectively, in the first quarter of 2011. Book value per common share increased $3.41, or 5.8%, in the the first quarter of 2012 to $62.68, compared to an 8.9% decrease in the the first quarter of 2011.
See Comments on Regulation G for a reconciliation of non-GAAP measures.
Neill A. Currie, CEO, commented:  “In the first quarter of 2012, we generated an annualized operating ROE of over 19% and increased our book value per share by 5.8%.  Our results reflect a light catastrophe loss quarter, strong investment returns and favorable development.  We also benefited from a successful January 1st renewal season in which we deployed more capital, increased our premiums by over 30% in each of our Cat, Specialty and Lloyd's units, and constructed an attractive portfolio of business.”
FIRST QUARTER 2012 HIGHLIGHTS (1)

•
Underwriting income of $196.6 million and a combined ratio of 29.4%, compared to an underwriting loss of $397.2 million and a combined ratio of 230.0%, was primarily driven by the absence of large losses incurred during the first quarter of 2012, compared to the first quarter of 2011, which was negatively impacted by the Australian flooding and the New Zealand and Tohoku earthquakes which had a net negative impact (2) of $427.4 million and added 212.3 percentage points to the combined ratio.

•
Gross premiums written increased $53.6 million, or 8.8%, to $664.2 million. Excluding the impact of $Nil and $113.5 million of reinstatement premiums written from large losses in the first quarter of 2012 and 2011, respectively, gross premiums written increased $167.1 million, or 33.6%, primarily due to the catastrophe unit experiencing higher risk-adjusted pricing within its core lines of business during the January 2012 renewals, combined with continued growth within the Lloyd's segment across most lines of business.

•
Total investment income of $113.7 million, which includes the sum of net investment income, net realized and unrealized gains (losses) on investments and net other-than-temporary impairments, compared to $55.3 million. The increase in total investment income was primarily due to higher total returns in the Company's fixed maturity investment portfolio as a result of tightening credit spreads during the first quarter of 2012 and higher returns in the Company's private equity investment portfolio.

•
Other loss of $39.1 million, compared to other income of $50.1 million, was primarily due to trading losses within the Company's weather and energy risk management operations as a result of the unusually warm weather experienced in parts of the United Kingdom and parts of the United States during the first quarter of 2012. This unit reported a pre-tax loss of $35.5 million and an after-tax loss of $32.7 million. In addition, ceded reinsurance contracts accounted for at fair value incurred a loss of $1.8 million, compared to income of $43.5 million, as a result of net recoverables on the Tohoku earthquake in the first quarter of 2011 which did not reoccur in the first quarter of 2012.

Underwriting Results by Segment (1)
Reinsurance Segment
Gross premiums written in the Reinsurance segment were $609.8 million, an increase of $36.1 million, or 6.3%. Excluding the impact of $Nil and $112.8 million of reinstatement premiums written from large losses in the first quarter of 2012 and 2011, respectively, gross premiums written increased $148.8 million, or 32.3%, primarily due to the catastrophe unit experiencing improved market conditions on a risk-adjusted basis within its core lines of business during the January 2012 renewals, and inclusive of $33.5 million of gross premiums written on behalf of the Company's most recent fully collateralized joint venture, Upsilon Reinsurance Ltd. Managed catastrophe premiums totaled $559.0 million, an increase of $143.9 million, or 34.7%, excluding the impact of reinstatement premiums written from large losses in the first quarter of 2011. In addition, gross premiums written in the specialty unit were $100.5 million, an increase of $25.5 million, or 34.0%, due to the inception of several new contracts.
The Reinsurance segment generated underwriting income of $194.1 million and a combined ratio of 23.5%, compared to an underwriting loss of $368.1 million and a combined ratio of 227.2%, primarily the result of a $587.1 million decrease in net claims and claim expenses. The Reinsurance segment experienced a light catastrophe loss quarter during the first quarter of 2012, compared to the first quarter of 2011, which was negatively impacted by the Australian flooding and New Zealand and Tohoku earthquakes which had a net negative impact (2) of $544.7 million and added 220.9 percentage points to the Reinsurance segment combined ratio.
The Reinsurance segment experienced $46.8 million of favorable development on prior year reserves, compared to $72.0 million, including $34.9 million in the catastrophe unit primarily due to reductions in estimated ultimate losses on certain specific events occurring in prior accident years, and $11.9 million in the specialty unit.
Lloyd's Segment
Gross premiums written in the Lloyd's segment were $54.8 million, an increase of $18.2 million, or 49.7%, primarily due to continued growth within the segment. The Lloyd's segment generated underwriting income of $1.1 million and a combined ratio of 95.6%, compared to an underwriting loss of $26.3 million and a combined ratio of 267.7%, primarily as a result of an increase in favorable development of $8.5 million due to reductions in estimated ultimate losses on certain specific events occurring in prior accident years and the absence of large losses during the first quarter of 2012, compared with the first quarter of 2011 and the increase in gross premiums written noted above.
Other Items (1)

•
Net income attributable to redeemable noncontrolling interests of $53.6 million increased from net loss attributable to redeemable noncontrolling interests of $85.5 million, primarily impacted by an increase in profitability of DaVinciRe and a decrease in the Company's ownership percentage in DaVinciRe from 42.8% at December 31, 2011 to 34.7% at March 31, 2012 and compared to 44.0% at March 31, 2011.

•
Equity in earnings of other ventures improved $29.2 million, to earnings of $5.5 million, primarily due to equity in earnings of Top Layer Re of $4.7 million, which improved $27.2 million, as a result of Top Layer Re not experiencing any net claims and claim expenses during the first quarter of 2012, compared to net claims and claim expenses related to the February 2011 New Zealand earthquake during the first quarter of 2011.

•
During the first quarter of 2012, the Company repurchased approximately 51 thousand common shares in open market transactions at an aggregate cost of $3.6 million and at an average share price of $71.81.

This Press Release includes certain non-GAAP financial measures including “operating income (loss) available (attributable) to RenaissanceRe common shareholders”, “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized” and “managed catastrophe premiums”. A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company's website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company's financial performance.
RenaissanceRe Holdings Ltd. will host a conference call on Thursday, May 3, 2012 at 10:00 a.m. (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Company Webcasts” section of RenaissanceRe's website at www.renre.com.
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company's business consists of three segments: (i) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain property catastrophe and specialty joint ventures managed by the Company's ventures unit, (ii) Lloyd's, which includes reinsurance and insurance business written through Syndicate 1458, and (iii) Insurance, which principally includes the Company's Bermuda-based insurance operations.
Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this earnings release contain information about the Company's future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.'s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

(1)	All comparisons are with the first quarter of 2011 unless specifically stated.

(2)
Net negative impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, lost profit commissions, redeemable noncontrolling interest - DaVinci Re, equity in the net claims and claim expenses of Top Layer Re, and other income in respect of ceded reinsurance contracts accounted for at fair value. The Company's estimates are based on a review of its potential exposures, preliminary discussions with certain counterparties and catastrophe modeling techniques. Given the magnitude and recent occurrence of these events, delays in receiving claims data, potential uncertainties relating to reinsurance recoveries and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events. Accordingly, the Company's actual net impact from these events will vary from these preliminary estimates, perhaps materially so. Changes in these estimates will be recorded in the period in which they occur.

INVESTOR CONTACT:                        MEDIA CONTACT:
Rohan Pai                            Peter Hill or Dawn Dover
Director of Investor Relations                    Kekst and Company
RenaissanceRe Holdings Ltd.                     (212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended
	March 31, 2012	March 31, 2011
Revenues
Gross premiums written	$664,151	$610,505
Net premiums written	$492,575	$452,575
Increase in unearned premiums	(213,910)	(147,034)
Net premiums earned	278,665	305,541
Net investment income	66,971	60,281
Net foreign exchange (losses) gains	(1,460)	660
Equity in earnings (losses) of other ventures	5,470	(23,753)
Other (loss) income	(39,094)	50,145
Net realized and unrealized gains (losses) on fixed maturity investments	46,113	(5,214)
Total other-than-temporary impairments	(161)	—
Portion recognized in other-than-temporary impairments	27	—
Net other-than-temporary impairments	(134)	—
Total revenues	356,531	387,660
Expenses
Net claims and claim expenses incurred	15,552	628,537
Acquisition expenses	24,111	32,335
Operational expenses	42,383	41,830
Corporate expenses	4,811	2,064
Interest expense	5,718	6,195
Total expenses	92,575	710,961
Income (loss) from continuing operations before taxes	263,956	(323,301)
Income tax benefit	37	52
Income (loss) from continuing operations	263,993	(323,249)
Loss from discontinued operations	(173)	(1,526)
Net income (loss)	263,820	(324,775)
Net (income) loss attributable to noncontrolling interests	(53,641)	85,492
Net income (loss) available (attributable) to RenaissanceRe	210,179	(239,283)
Dividends on preference shares	(8,750)	(8,750)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$201,429	$(248,033)

Income (loss) from continuing operations available (attributable) to RenaissanceRe common shareholders per common share - basic	$3.93	$(4.66)
Loss from discontinued operations attributable to RenaissanceRe common shareholders per common share - basic	$—	(0.03)
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - basic	$3.93	$(4.69)
Income (loss) from continuing operations available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$3.88	$(4.66)
Loss from discontinued operations attributable to RenaissanceRe common shareholders per common share - diluted (1)	$—	(0.03)
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$3.88	$(4.69)

Average shares outstanding - basic (1)	50,377	51,504
Average shares outstanding - diluted (1)	50,981	51,504

Net claims and claim expense ratio	5.6%	205.7%
Expense ratio	23.8%	24.3%
Combined ratio	29.4%	230.0%
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (2)	$2.98	$(4.59)
Operating return on average common equity - annualized (2)	19.7%	(30.7%)

(1)	Earnings per share calculations use average common shares outstanding - basic, when in a net loss position, as required by FASB ASC Topic Earnings per Share.

(2)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	March 31, 2012	December 31, 2011
Assets
Fixed maturity investments trading, at fair value	$4,176,827	$4,291,465
Fixed maturity investments available for sale, at fair value	125,292	142,052
Total fixed maturity investments, at fair value	4,302,119	4,433,517
Short term investments, at fair value	1,172,839	905,477
Equity investments trading, at fair value	53,080	50,560
Other investments, at fair value	806,782	748,984
Investments in other ventures, under equity method	76,723	70,714
Total investments	6,411,543	6,209,252
Cash and cash equivalents	260,982	216,984
Premiums receivable	703,932	471,878
Prepaid reinsurance premiums	143,690	58,522
Reinsurance recoverable	279,398	404,029
Accrued investment income	30,782	33,523
Deferred acquisition costs	71,162	43,721
Receivable for investments sold	237,372	117,117
Other assets	205,660	180,992
Goodwill and other intangibles	9,077	8,894
Total assets	$8,353,598	$7,744,912
Liabilities, Noncontrolling Interests and Shareholders' Equity
Liabilities
Reserve for claims and claim expenses	$1,858,203	$1,992,354
Unearned premiums	646,733	347,655
Debt	351,999	353,620
Reinsurance balances payable	285,207	256,883
Payable for investments purchased	361,460	303,264
Other liabilities	242,257	211,369
Liabilities of discontinued operations held for sale	12,539	13,507
Total liabilities	3,758,398	3,478,652
Redeemable noncontrolling interest - DaVinciRe	796,743	657,727
Shareholders' Equity
Preference shares	550,000	550,000
Common shares	51,765	51,543
Additional paid-in capital	379	—
Accumulated other comprehensive income	12,988	11,760
Retained earnings	3,179,433	2,991,890
Total shareholders' equity attributable to RenaissanceRe	3,794,565	3,605,193
Noncontrolling interest	3,892	3,340
Total shareholders' equity	3,798,457	3,608,533
Total liabilities, noncontrolling interests and shareholders' equity	$8,353,598	$7,744,912

Book value per common share	$62.68	$59.27

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended March 31, 2012
	Reinsurance	Lloyd’s	Insurance	Eliminations (1)	Other	Total
Gross premiums written	$609,762	$54,817	$—	$(428)	$—	$664,151
Net premiums written	$458,638	$33,937	$—		—	$492,575
Net premiums earned	$253,818	$24,822	$25		—	$278,665
Net claims and claim expenses incurred	8,324	9,001	(1,773)		—	15,552
Acquisition expenses	19,386	4,668	57		—	24,111
Operational expenses	32,044	10,057	282		—	42,383
Underwriting income	$194,064	$1,096	$1,459		—	196,619
Net investment income					66,971	66,971
Net foreign exchange losses					(1,460)	(1,460)
Equity in earnings of other ventures					5,470	5,470
Other loss					(39,094)	(39,094)
Net realized and unrealized gains on investments					46,113	46,113
Net other-than-temporary impairments					(134)	(134)
Corporate expenses					(4,811)	(4,811)
Interest expense					(5,718)	(5,718)
Income from continuing operations before taxes						263,956
Income tax benefit					37	37
Loss from discontinued operations					(173)	(173)
Net income attributable to noncontrolling interests					(53,641)	(53,641)
Dividends on preference shares					(8,750)	(8,750)
Net income available to RenaissanceRe common shareholders						$201,429

Net claims and claim expenses incurred – current accident year	$55,144	$16,280	$—			$71,424
Net claims and claim expenses incurred – prior accident years	(46,820)	(7,279)	(1,773)			(55,872)
Net claims and claim expenses incurred – total	$8,324	$9,001	$(1,773)			$15,552

Net claims and claim expense ratio – current accident year	21.7%	65.6%	—%			25.6%
Net claims and claim expense ratio – prior accident years	(18.4)%	(29.3)%	(7,092.0)%			(20.0)%
Net claims and claim expense ratio – calendar year	3.3%	36.3%	(7,092.0)%			5.6%
Underwriting expense ratio	20.2%	59.3%	1,356.0%			23.8%
Combined ratio	23.5%	95.6%	(5,736.0)%			29.4%

	Three months ended March 31, 2011
	Reinsurance	Lloyd’s	Insurance	Eliminations (1)	Other	Total
Gross premiums written	$573,682	$36,620	$280	$(77)	$—	$610,505
Net premiums written	$423,566	$28,737	$272		—	$452,575
Net premiums earned	$289,429	$15,674	$438		—	$305,541
Net claims and claim expenses incurred	595,404	30,523	2,610		—	628,537
Acquisition expenses	29,792	2,461	82		—	32,335
Operational expenses	32,363	8,972	495		—	41,830
Underwriting loss	$(368,130)	$(26,282)	$(2,749)		—	(397,161)
Net investment income					60,281	60,281
Net foreign exchange gains					660	660
Equity in losses of other ventures					(23,753)	(23,753)
Other income					50,145	50,145
Net realized and unrealized losses on investments					(5,214)	(5,214)
Corporate expenses					2,064	2,064
Interest expense					6,195	6,195
Loss from continuing operations before taxes						(323,301)
Income tax benefit					52	52
Loss from discontinued operations					(1,526)	(1,526)
Net loss attributable to noncontrolling interests					85,492	85,492
Dividends on preference shares					(8,750)	(8,750)
Net loss attributable to RenaissanceRe common shareholders						$(248,033)

Net claims and claim expenses incurred – current accident year	$667,362	$29,326	$9			$696,697
Net claims and claim expenses incurred – prior accident years	(71,958)	1,197	2,601			(68,160)
Net claims and claim expenses incurred – total	$595,404	$30,523	$2,610			$628,537

Net claims and claim expense ratio – current accident year	230.6%	187.1%	2.1%			228.0%
Net claims and claim expense ratio – prior accident years	(24.9)%	7.6%	593.8%			(22.3)%
Net claims and claim expense ratio – calendar year	205.7%	194.7%	595.9%			205.7%
Underwriting expense ratio	21.5%	73.0%	131.7%			24.3%
Combined ratio	227.2%	267.7%	727.6%			230.0%
(1) Represents $0.4 million of gross premiums ceded from the Reinsurance segment to the Lloyd's segment for the three months ended March 31, 2012 (2011 - $0.1 million from the Reinsurance segment to the Lloyd's segment).

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written and Managed Premiums
(in thousands of United States Dollars)
(Unaudited)

	Three months ended
	March 31, 2012	March 31, 2011
Reinsurance Segment
Renaissance catastrophe premiums	$330,427	$311,642
Renaissance specialty premiums	99,545	74,395
Total Renaissance premiums	429,972	386,037
DaVinci catastrophe premiums	178,813	187,036
DaVinci specialty premiums	977	609
Total DaVinci premiums	179,790	187,645
Total catastrophe unit premiums	509,240	498,678
Total specialty unit premiums	100,522	75,004
Total Reinsurance segment gross premiums written	$609,762	$573,682

Lloyd's Segment
Specialty	$39,329	$29,235
Catastrophe	15,488	7,385
Total Lloyd's segment gross premiums written	$54,817	$36,620

Insurance Segment
Commercial property	$—	$280
Total Insurance segment gross premiums written	$—	$280

Managed Premiums (1)
Total catastrophe unit gross premiums written	$509,240	$498,678
Catastrophe premiums written on behalf of our joint venture, Top Layer Re (2)	34,305	22,528
Catastrophe premiums written in the Lloyd's unit	15,488	7,385
Total managed catastrophe premiums (1)	$559,033	$528,591

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended
	March 31, 2012	March 31, 2011
Fixed maturity investments	$26,333	$27,913
Short term investments	500	595
Equity investments trading	170	14
Other investments
Hedge funds and private equity investments	28,473	23,507
Other	14,170	10,827
Cash and cash equivalents	26	41
	69,672	62,897
Investment expenses	(2,701)	(2,616)
Net investment income	66,971	60,281

Gross realized gains	36,286	10,562
Gross realized losses	(6,950)	(12,617)
Net realized gains (losses) on fixed maturity investments	29,336	(2,055)
Net unrealized gains (losses) on fixed maturity investments trading	14,257	(3,758)
Net unrealized gains on equity investments trading	2,520	599
Net realized and unrealized gains (losses) on investments	46,113	(5,214)
Total other-than-temporary impairments	(161)	—
Portion recognized in other comprehensive income, before taxes	27	—
Net other-than-temporary impairments	(134)	—

Change in net unrealized gains on fixed maturity investments available for sale	778	252

Total investment income	$113,728	$55,319
Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company's management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company's overall financial performance.
The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance.  “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments from continuing and discontinued operations and net other-than-temporary impairments from continuing and discontinued operations.  The Company's management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company's results of operations by removing the variability arising from fluctuations in the Company's fixed maturity investment portfolio and equity investments trading.  The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”.  The following is a reconciliation of:

1) net income (loss) available (attributable) to RenaissanceRe common shareholders to operating income (loss) available (attributable) to RenaissanceRe common shareholders; 2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended
(in thousands of United States Dollars, except percentages)	March 31, 2012	March 31, 2011
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$201,429	$(248,033)
Adjustment for net realized and unrealized (gains) losses on investments of continuing operations	(46,113)	5,214
Adjustment for net other-than-temporary impairments of continuing operations	134	—
Adjustment for net realized and unrealized gains on fixed maturity investments and net other-than-temporary impairments of discontinued operations	—	(42)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$155,450	$(242,861)

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$3.88	$(4.69)
Adjustment for net realized and unrealized (gains) losses on investments of continuing operations	(0.90)	0.10
Adjustment for net other-than-temporary impairments of continuing operations	—	—
Adjustment for net realized and unrealized gains on fixed maturity investments and net other-than-temporary impairments of discontinued operations	—	—
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$2.98	$(4.59)

Return on average common equity - annualized	25.6%	(31.3%)
Adjustment for net realized and unrealized (gains) losses on investments of continuing operations	(5.9)%	0.6%
Adjustment for net other-than-temporary impairments of continuing operations	—%	—%
Adjustment for net realized and unrealized gains on fixed maturity investments and net other-than-temporary impairments of discontinued operations	—%	—%
Operating return on average common equity - annualized	19.7%	(30.7%)
The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures. “Managed catastrophe premiums” differs from total catastrophe unit gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company's joint venture Top Layer Re, which is accounted for under the equity method of accounting and the inclusion of catastrophe premiums written on behalf of the Company's Lloyd's segment. The Company's management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums, as applicable, assumed by the Company through its consolidated subsidiaries and related joint ventures.